UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On July 24, 2006, Hologic, Inc. (the “Company”) entered into a Credit Agreement, dated as of July 24, 2006, by and among the Company, each lender from time to time party thereto (collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”).

Pursuant to the terms and conditions of the Credit Agreement, the Lenders have committed to provide revolving loans in an aggregate amount of up to $75,000,000 (the “Aggregate Commitment”). The loans under the Credit Agreement are unsecured.

Borrowings under the Credit Agreement are scheduled to mature on January 23, 2007 (the “Maturity Date”) and the Company is obligated to repay the aggregate principal amount of any outstanding loans on the earlier of the Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Credit Agreement. The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate loans.

Borrowings under the Credit Agreement will be used to finance the acquisition of Suros Surgical Systems, Inc. (“Suros”), which acquisition is described in Item 2.01 below, and are also available for working capital, capital expenditures and other general corporate purposes.

At the Company’s option, loans under the Credit Agreement will bear interest at a rate equal to (a) Eurodollar Rate - the British Bankers Association London Inter-Bank Offered Rate for dollar deposits (“LIBOR”) plus the applicable margin (as defined in the Credit Agreement, which margin ranges from 0.625% to 1.00% depending on the Company’s consolidated leverage ratio) or (b) Base Rate - the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus .50% (the “Base Rate”).

The Credit Agreement includes customary representations and warranties, restrictions, events of default and other covenants, including, among other things, covenants regarding delivery of financial statements and other notice requirements, payment of obligations, preservation of existence, maintenance of properties and insurance policies, compliance with laws, books and records, and use of proceeds, as well as certain limitations on liens, investments, incurrence of debt, mergers, consolidations, sales of assets, certain dispositions, certain restricted payments, changes in the nature of the business, transactions with affiliates and acquisitions, all except as otherwise permitted in the Credit Agreement. The Credit Agreement includes financial covenants requiring the Company to maintain, measured as of the end of each fiscal quarter, a maximum consolidated leverage ratio of 2.50:1.00 and a minimum consolidated interest coverage ratio of 3:00:1.00. The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement and cross-default under certain other indebtedness, the breach of certain covenants, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

Certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) also agreed to guarantee the obligations under the Credit Agreement, pursuant to a Subsidiary Guaranty Agreement, dated July 24, 2006, in favor of the Administrative Agent and the Lenders.

The description above is a summary of the terms of the Credit Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

On July 25, 2006, the Company issued a press release announcing the receipt of the credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of Acquisition of Suros Surgical Systems, Inc.

On July 27, 2006, the Company completed the acquisition of Suros pursuant to an Agreement and Plan of Merger dated as of April 17, 2006 (the “Merger Agreement”). The Merger Agreement provided for a business combination whereby Swordfish Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of the Company, merged with and into Suros (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased and Suros became a wholly-owned subsidiary of the Company.

The aggregate purchase price pursuant to the Merger Agreement, exclusive of certain transaction costs and expenses, was approximately $240.0 million. The purchase price consisted of approximately $135.2 million of cash and an additional $104.8 million was paid by the Company in approximately 2,328,824 shares of the Company’s common stock valued at approximately $44.99 per share (the “Merger Shares”). The value of the Merger Shares was determined based on the average closing price of the Company’s common stock as quoted on the Nasdaq Global Select Market for the ten trading days ending July 25, 2006.

The Merger Agreement also provides for up to two annual deferred cash payments based on Suros revenues (the “Deferred Payments”). The first year deferred payment is equal to one times the amount by which Suros revenues (as defined in the Merger Agreement) for the twelve month period beginning on August 1, 2006 (the “First Year Measurement Period”) exceeds Suros revenues for the twelve month period immediately preceding the First Year Measurement Period (the “Base Period”), and the second year deferred payment is equal to one times the amount by which Suros revenues for the twelve month period beginning on the first day following the First Measurement Period exceeds the greater of the revenue amount for the Base Period or the revenue amount for the First Year Measurement Period.

In connection with the acquisition of Suros, the Company entered into a Registration Rights Agreement dated July 27, 2006 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-3 (the “Registration Statement”) at or prior to the effective date of the acquisition registering all the shares of common stock issued to the security holders of Suros in connection with the acquisition. The Company expects to file the Registration Statement with the Securities and Exchange Commission (the “Commission”) as soon as practicable after the filing of this Current Report on Form 8-K. The Company has agreed to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier to occur of July 27, 2008 or the date upon which all shares registered thereunder have been sold.

On July 27, 2006, the Company issued a press release announcing the completion of the acquisition of Suros. A copy of the press release is attached hereto as Exhibit 99.2.

The description above is a summary of the terms of the Merger, the Merger Agreement and the Registration Rights Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Merger Agreement has been previously filed as Exhibit 2.02 to the Company’s Quarterly Report on Form

10-Q for the quarterly period ended March 25, 2006 as filed with the Commission on May 4, 2006 and is incorporated herein by reference. A copy of the Registration Rights Agreement is attached to this report as Exhibit 4.1, and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGTION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRTANT

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. On July 26, 2006, the Company borrowed approximately $65 million under the Credit Facility to finance a portion of the purchase price in connection with its acquisition of Suros.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01 above, in connection with the Company’s acquisition of Suros pursuant to the Merger Agreement, the Company issued approximately 2,328,824 shares of common stock to Suros security holders. These shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of common stock were offered and sold to “accredited investors,” as that term is defined under Rule 501 of Regulation D, and sophisticated purchasers, in compliance with Rule 506.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statement of Business Acquired

The required financial statements have previously been filed by the Company as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2006. Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2006 are incorporated herein by reference.

(b) Pro Forma Financial Information

The required pro forma financial statements have previously been filed by the Company as Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2006. Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2006 is incorporated herein by reference.

(d) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION

4.1	Registration Rights Agreement by and among Hologic, Inc. and the Stockholder Representative (as defined therein) dated as of July 27, 2006.

10.1	Credit Agreement dated as of July 24, 2006, among Hologic, Inc., Bank of America, N.A. and the Other Lenders Party Thereto

99.1	Press Release issued by Hologic, Inc. on July 25, 2006.

99.2	Press Release issued by Hologic, Inc. on July 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 27, 2006	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Chief Financial Officer, Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Registration Rights Agreement by and among Hologic, Inc. and the Stockholder Representative (as defined therein) dated as of July 27, 2006.

10.1	Credit Agreement dated as of July 24, 2006, among Hologic, Inc., Bank of America, N.A. and the Other Lenders Party Thereto

99.1	Press Release issued by Hologic, Inc. on July 25, 2006.

99.2	Press Release issued by Hologic, Inc. on July 27, 2006.